EXHIBIT 10.26

[*Designates portions of this document have been omitted pursuant to a request for confidential treatment filed separately with the Commission]

WHEAT BRAN STABILIZATION
EQUIPMENT LEASE

This Wheat Bran Stabilization Equipment Lease (“Lease”) is made and entered into as of January 24, 2008 between PT Panganmas Inti Nusantara, an Indonesian company (“PIN”), and NutraCea, a California corporation (“NutraCea”) on the following terms and conditions:

RECITALS

A. NutraCea is currently completing the development of certain technology and related equipment for the stabilization of wheat bran to increase the effective yield of wheat flour produced from the wheat flour milling process.

B. PIN is currently developing a wheat flour mill (the “Facility”) to be located at Kuala Tanjung, Medan, North Sumatra, Indonesia (the “Location”).

C. It is the intention of both NutraCea and PIN that NutraCea lease to PIN and PIN lease from NutraCea wheat stabilization equipment developed by NutraCea for use at PIN’s Facility at the Location if the equipment is satisfactory to PIN.

D. The shareholders of PIN consist of an affiliate of NutraCea and Fortune Finance Overseas Ltd.

AGREEMENT

1. Lease of Equipment; Location; Installation.

1.1 Commercial Viability; Lease Election. NutraCea agrees to provide to PIN all such information that PIN shall reasonably request during the development and testing of the Equipment regarding the performance, operation and production capabilities of the Equipment. At any time prior to the shipment of the Equipment for installation at the Facility (“Effective Date”, PIN shall elect whether or not to lease the Equipment. PIN may elect not to lease the Equipment for any reason in its sole discretion. If PIN elects not to lease the Equipment, this Lease shall terminate at such time as NutraCea is notified of the election not to lease. NutraCea agrees that PIN shall not be obligated to lease the Equipment if Fortune Finance Overseas Ltd., or any director of PIN appointed by Fortune Finance Overseas Ltd., objects to the use of the Equipment at the Facility. In the event that PIN accepts the Equipment, the provisions of this Lease shall apply to the Equipment.

1.2 Lease. In the event that PIN accepts the Equipment, on the Effective Date, NutraCea hereby leases to PIN and PIN hereby leases from NutraCea the Equipment specified in Section 2 on the terms and conditions set forth herein. The Equipment shall be installed, maintained, and operated by NutraCea at the Location, and may not be moved or modified by PIN or by NutraCea from the Location. All costs and expenses related to the installation, maintenance, and operation of the Equipment at the Facility shall be borne by PIN.

1.3 Installation. The Equipment will be installed at the Facility such time as (i) NutraCea has completed the development of the Equipment and the related technology, and (ii) the construction of the Facility has been sufficiently completed to accommodate the installation of the Equipment.

2. Equipment; No Transfer of Ownership.

2.1. Equipment. The “Equipment” subject to this Lease consists of the equipment, including various components thereof, being developed by Nutracea and required for producing stabilized wheat bran (“SWB”) and for increasing the yield of wheat flour produced by the milling process. A list of the Equipment to be leased as of the Effective Date (as defined in Section 3) shall be listed on Exhibit A attached hereto. With the written consent of PIN, in order to improve the performance or reliability of the Equipment, NutraCea may, from time to time, and at the expense of PIN, replace one or more components of the equipment listed on Exhibit A, or may supplement the equipment listed on Exhibit A with additional components or machinery. All new equipment hereafter installed to improve the Equipment or the operation of PIN’s wheat stabilization operations at the Facility shall also be leased to PIN and shall after such installation become “Equipment” for the purposes of this Lease. Exhibit A shall be amended from time to time to reflect any additions or deletions of equipment under this Section 2.

2.2. Ownership. PIN acknowledges and agrees that NutraCea will retain legal title in and to the Equipment and all proprietary rights and intellectual property manifested or disclosed therein and shall control access to and use of the Equipment, and that, except for its rights under this Lease, PIN will have no right, title or interest in or to the Equipment or the proprietary rights and intellectual property manifested or disclosed therein.

3. Term. The term of this Lease shall be for [*] commencing on the Effective Date. In the event that at the end of the foregoing [*] term (i) the Facility is fully operational, and (ii) the Equipment is still located at the Facility and is still being used in the operations of the Facility, the [*] term of this Lease shall automatically be extended for an additional [*] term. The term of this Lease may be extended with the mutual agreement of the parties.

4. Rent.

4.1. Single Payment. PIN hereby agrees that the rental payment of the Equipment listed on Exhibit A for the full [*] term of this Lease shall be the actual cost incurred by NutraCea for manufacturing the Equipment and for installing the Equipment at the Facility (the “Rent”). The entire amount of the Rent shall be payable [*], due and payable within [*] following the Effective Date.

4.2. Additional Equipment. Any additional Equipment leased under Section 2.1 after the Equipment has been installed shall also be leased for a [*] lease payment equal to NutraCea’s [*]. Any such additional rental payment shall be payable within [*] after the installation of the new equipment.

4.2. U.S. Dollars. All payments under this Lease shall be paid in U.S. Dollars to NutraCea at NutraCea’s address set forth below or at such other address as NutraCea may designate.

5. Net Lease. This Lease shall be a “net lease,” it being understood that NutraCea shall receive the Rent free and clear of any taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership, maintenance, and operation of the Equipment pursuant hereto. In addition to the Rent payable pursuant hereto, PIN shall pay all insurance premiums, operating charges, and any other charges, costs and expenses that may arise during the term of this Lease arising from the operation of the Equipment at the Facility. Upon any failure of PIN to pay any of the foregoing taxes and other expenses that materially and adversely affects NutraCea’s (i) title to the Equipment (including without limitation NutraCea’s ownership or protection of its proprietary rights or intellectual property rights), or (ii) ability to have such Equipment returned to NutraCea in accordance with this Lease, NutraCea shall have the same rights and remedies as otherwise provided in this Lease for the failure of PIN to pay Rent. The foregoing shall not limit any other rights of NutraCea hereunder, including without limitation the rights of NutraCea under Sections 11 and 12.

6. Equipment Installation and Maintenance.

6.1. Installation. NutraCea shall properly install, [*], the Equipment at the Facility being developed and constructed by PIN in Kuala Tanjung, Medan, North Sumatra, Indonesia (the “Location”). PIN shall provide sufficient space and access to NutraCea personnel as necessary or useful for the proper installation of the Equipment at the Location. PIN shall arrange, at PIN’s expense and with the reasonable cooperation of NutraCea, make such utilities available at the Location to enable the Equipment to be installed adjacent to the Facility and to thereafter to be operated in accordance with the specifications of the Equipment. PIN agrees to take all action necessary to provide NutraCea and its agents with unrestricted access to the Facility, the Location and the Equipment for the purpose of installing, maintaining, and operating the Equipment (including any additions to the Equipment subsequently installed under Section 2.1).

6.2. Maintenance and Repairs. The parties hereto agree and acknowledge that the failure of the Equipment to operate in the manner represented in Exhibit A will materially and adversely affect PIN’s operations. Accordingly, NutraCea agrees to service and maintain the Equipment on an ongoing basis in a manner that will enable the Equipment to operate at the maximum capacity specified on Exhibit A during the term of this Agreement. In order to maintain and repair the Equipment, the parties hereby agree as follows:

(a) NutraCea further agrees that it will initiate repairs of the Equipment within [*] after receiving notification from PIN of a need to repair the Equipment or to correct any deficiencies in the operation of the Equipment. NutraCea agrees to use its commercially reasonable and good faith efforts to promptly make any required repairs.

(b) In order to enable the Equipment to be maintained and promptly repaired, NutraCea agrees to either provide [*] at the Location who is trained to operate, maintain or repair the Equipment, or, at PIN’s election, to train one or more of PIN’s employees in the proper maintenance and repair of the Equipment. The cost of the foregoing maintenance employees shall be borne by [*].

(c) PIN agrees to provide NutraCea’s employees with reasonable access to the Equipment during all business hours and will provide any other assistance reasonably required by NutraCea to provide such maintenance and repair services. PIN further agrees to use its best efforts to ensure that the Equipment will not be accessible by any persons not specifically authorized by Nutracea without the express prior consent of NutraCea.

(d) NutraCea or its agents may, from time to time, make reasonable modifications and/or improvements to the Equipment in order to improve the efficiency or cost-effectiveness of cleaning, sanitizing, operating, maintaining or repairing the Equipment. NutraCea, or at its sole election, PIN, will provide the personnel to properly clean and operate the Equipment.

(e) In order to enable the Equipment and the Location to be maintained and repaired, PIN shall keep all such spare parts as Nutracea reasonably requests at a secure place at the Location. In addition, PIN shall promptly replace all spare parts that are used for repairs.

(f) NutraCea agrees that it will provide all of the foregoing services at a price to PIN [*]. In addition, all spare parts necessary to repair or maintain the Equipment shall be purchased or produced by [*]; PIN will be billed for all such spare parts at the amount [*] for such parts, or at [*], if applicable.

7. No Use of other Stabilization Equipment or Technologies. As of the Effective Date, PIN agrees not to use any other wheat bran stabilization technologies or equipment for the purposes of producing SWB other than the Equipment. PIN agrees from and after such date that all SWB produced at the Location by PIN shall be produced with the Equipment.

8. Taxes. PIN shall pay any taxes, assessments, fees, and charges arising or related to the presence, use, or operation of the Equipment at the Location, whether assessed against NutraCea or PIN, during the term of this Lease.

9. Possession. PIN assumes full responsibility for the safekeeping of the Equipment and access to the Equipment during the term. PIN shall not misuse, sublet, transfer, or otherwise dispose of the Equipment or any portion thereof.

10. [*].

11. Indemnity and Insurance.

11.1. Indemnity. PIN shall defend, indemnify and save NutraCea harmless from any and all claims brought by or on behalf of any third party relating to PIN’s use of the Equipment, including but not limited to strict product liability and negligent acts or omissions of PIN or any of its agents. Notwithstanding the foregoing, PIN will not be required to indemnify and hold NutraCea harmless for any claims made against NutraCea relating to the ownership of the Equipment, claims alleging infringement of the Equipment on such third party’s rights, or claims arising primarily from any improper acts by NutraCea or its agents. NutraCea shall indemnify and save PIN harmless from any and all third party claims made against PIN (i) relating to the ownership of, or title to, the Equipment, or (ii) alleging infringement of the Equipment on such third party’s rights, except (iii) to the extent arising primarily from any improper acts by PIN that are not acts of NutraCea or its employees.

11.2. Insurance. PIN shall keep the Equipment and PIN’s operations insured as reasonably appropriate by an insurance company or companies authorized to do business in the Location. If PIN shall fail to procure and maintain such insurance, NutraCea may, but shall not be required to, procure and maintain the same at PIN’s expense.

12. Confidentiality.

12.1. Definition. “Confidential Information” means any information or compilation of information which is disclosed by one party hereto (“Disclosing Party”) to another party (“Receiving Party”) hereunder, which is proprietary to the Disclosing Party and which relates to technical specifications of the Equipment, the design, functionality and operations of the Equipment, trade secrets and information contained in or relating to product designs, manufacturing methods, processes, techniques, tooling, and maintenance procedures. Information shall be treated as Confidential Information irrespective of its source and all information which the Disclosing Party identifies as being “confidential” or “trade secret” shall be presumed to be Confidential Information. Notwithstanding the above, the term Confidential Information shall not include information:

(a) which was in the public domain at the time of disclosure by the Disclosing Party to the Receiving Party;

(b) which is published or otherwise comes into the public domain after its disclosure to the Receiving Party through no violation of this Lease, by the Receiving Party;

(c) which is disclosed to the Receiving Party by a third party not under an obligation of confidence;

(d) which is already known by the Receiving Party at the time of its disclosure to the Receiving Party by the Disclosing Party as evidenced by written documentation of the Receiving Party existing prior to such disclosure;

(e) which is independently developed by the Receiving Party through persons who have not had, either directly or indirectly, access to or knowledge of the Confidential Information of the Disclosing Party, as evidenced by written documentation of the Receiving Party; or

(f) which is required to be disclosed by any law or governmental regulation or produced under order of a court of competent jurisdiction; provided, however, that the Receiving Party provide the Disclosing Party written notice of such request or order and Disclosing Party is provided with an opportunity to attempt to limit such disclosure.

12.2. Nondisclosure. During the term of this Lease and at all times thereafter, the Receiving Party agrees to hold in strictest confidence and to never disclose, furnish, communicate, make accessible to any person or use in any way for the Receiving Party’s own or another’s benefit any Confidential Information or permit the same to be used in competition with the Disclosing Party. The Receiving Party agrees to use prudent and reasonable means to protect the Confidential Information.

12.3. Injunctive Relief. In the event of any breach of this Section 12, the parties agree that the non-breaching party will suffer irreparable harm for which money damages would be an inadequate remedy. Accordingly, the non-breaching party shall be entitled to seek injunctive relief, in addition to any other available remedies at law or in equity.

13. Default; Effect of Termination.

13.1. Default. Upon an Event of Default, this Lease shall terminate and all rights of PIN to the Equipment shall immediately terminate. Upon an Event Default NutraCea shall be entitled to all remedies provided by law including the right to take possession of the Equipment, to retain all Rent previously paid, and to convey or lease the Equipment or portions thereof for such periods, at such rentals, and to such persons as NutraCea shall elect, and to recover from PIN all damages and other recovery permitted under applicable law. An “Event of Default” shall mean, and be limited to, any of the following events:

(a) The failure of PIN to pay the Rent within 30 days following the Effective Date;

(b) A default by PIN in the performance of any of the material terms and conditions of this Lease that either is not capable of being cured or is not cured within 30 days after notice thereof is provided in writing to PIN, and if such a default either materially and adversely affects NutraCea’s (x) legal title to the Equipment, (y) proprietary rights or intellectual property rights, or (z) ability to repossess the Equipment upon the expiration of this Lease. Except as set forth above, any other breach of this Lease shall not result in the return of the Equipment to NutraCea or the termination of this Lease, and shall only entitle NutraCea to seek monetary damages or injunctive relief.

13.2 Effect of Termination. Upon expiration of the [*] or the termination of this Lease following and Event of Default, PIN will return to NutraCea, and/or will provide evidence satisfactory to NutraCea of the destruction of all information or records evidencing or embodying any confidential information or intellectual proprietary rights of NutraCea, or with respect to the Equipment, and all copies, extracts, summaries and abstracts thereof, and thereafter will not use or disclose any such information or records for its own benefit or to the detriment of NutraCea.

13.3. Removal of Equipment; Equipment Recapture Payment. Upon expiration of the Lease term or the termination of this Lease following an Event of Default, NutraCea may, [*], remove the Equipment from the Location, and shall repair any material damage to such premises as a result of such removal. In addition, if the Equipment is removed during the [*] following the Effective Date, upon the removal of the Equipment from the Facility by NutraCea, NutraCea shall pay PIN an amount equal to (i) [*]. NutraCea shall not have to pay any amounts to PIN for the Equipment after the [*] of the Effective Date. The term “Equipment Cost” means the sum of the Rent plus all up-front lease payments PIN has paid under Section 4 for additional equipment installed at the Location.

13.4. Survival of Covenants. The obligations of the parties under Sections 8, 9, 11, 12 and 13 shall survive any expiration or termination of the Lease.

14. Miscellaneous.

14.1. Assignment. Subject to the limitations set forth in Section 14, this Lease may be assigned only with the prior written consent of NutraCea.

14.2. Notices. All notices required hereunder shall be sent by certified mail return receipt requested, express courier with a nationally recognized courier service or by telex confirmed by such certified mail, to the party to be notified at its following address or at such other address as shall have been specified in written notice from the party to be notified.

If to NutraCea:

NutraCea
5090 North 40th Street, Suite 400
Phoenix, AZ 85018
Attn: Brad Edson

With a copy to:

Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, Suite 1100
Sacramento, CA 95818
Attn: Chris Chediak

If to PIN:

PT Panganmas Inti Nusantara
53 Cairnhill Road,
Cairnhill Plaza #12-01,
Singapore 229664
Attn: _____________

With a copy to:

TroyGould
1801 Century Park East, 26th Floor
Los Angeles, California 90067
Attn: Istvan Benko

14.3. Entire Agreement. The foregoing (including the exhibits referenced herein) is the parties’ entire agreement, superseding all prior oral or written agreements and understandings with respect to the subject matter hereof. The terms set forth herein shall be severable and the failure of any distinct part will not void the remainder.

14.4. Modification and Amendment. This Lease may be modified or amended only in writing and signed by both parties.

14.5. Survival. The provisions of this Lease that by their terms or context are intended to survive termination of this Lease, shall so survive the termination of this Lease.

14.6. Governing Law. The parties agree that this Lease shall be governed by the laws of the State of California. PIN and NutraCea expressly agree that any action at law or in equity arising under this Lease shall be filed only in the Courts of the State of California in a county of competent jurisdiction or the United States District Court in a California district of competent jurisdiction. The parties hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

14.7. Recovery of Legal Fees and Costs. In the event any litigation is brought by either party in connection with this Lease, the prevailing party in such litigation shall be entitled to recover from the other party all the costs, attorneys' fees and other expenses incurred by such prevailing party in the litigation.

14.8. Counterparts. This Lease may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Lease.

14.9. Binding Agreement. This Lease shall be binding upon and inure to the benefit of each of the parties hereto, and their respective legal successors and assigns.

14.10. Waiver. Performance of any obligation required of a party hereunder may be waived only by a written waiver signed by the other party, which waiver shall be effective only with respect to the specific obligation described therein. The acceptance of rent hereunder by NutraCea shall not be a waiver of any preceding breach by PIN that is not fully cured thereby.

14.11. Severability. If one or more provisions of this Lease are held to be unenforceable under applicable law, such provision shall be excluded from this Lease and the balance of the Lease shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.12. Publicity. Neither party shall the terms of this Lease or make any public announcement regarding this Lease or the subject matter contained herein without the prior written consent of the other party, except as may be required by applicable law, in which event, the disclosing party shall endeavor to give the non-disclosing party prompt notice in order to allow the non-disclosing party the opportunity to seek a protective order. Notwithstanding any of the foregoing to the contrary, the terms and conditions of this Lease may be disclosed by a party to bona fide potential investors, acquirors or partners of such party in the course of such person’s due diligence investigation of such party, where such person has entered into a written non-disclosure agreement with such party that includes terms no less restrictive than those included herein.

14.13. No Joint Venture or Partnership; No Reference to Agreement or Relationship. Nothing in this Lease shall be construed to create a partnership or joint venture of any kind or for any purpose between the parties hereto, or to constitute either party a special or general agent of the other, and neither party will act or represent otherwise to any third party. Neither party shall refer to this Lease, to the other party or the relationship between the parties in any communication with any third party without the prior written consent of the other party.

14.14. Disclaimer of Warranties. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND TO THE OTHER, WHETHER EXPRESS OR IMPLIED (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO ANY ITEMS OR EQUIPMENT LEASED UNDER THIS LEASE, EXCEPT AS EXPRESSLY PROVIDED HEREIN.

14.15. Limitation of Liability. Notwithstanding anything contained in this Lease, neither party shall be liable to the other, whether in tort, in contract or otherwise, and whether directly or by way of indemnification, contribution or otherwise, for any incidental, consequential, punitive or exemplary damages, (including without limitation lost profits or revenues or injury to business or business reputation), whether of the other party or of any third party, relating to or arising out of the subject matter of this Lease.

[SIGNATURE PAGE TO FOLLOW]

The authorized representatives of the parties have executed this Lease as of the date first set forth above.

NutraCea:	PT Panganmas Inti Nusantara:

By:	By:

Title:	Title:

[SIGNATURE PAGE TO EQUIPMENT LEASE]

Exhibit A

Equipment Description

Exhibit B

Location